EXHIBIT 99.3
CONTACT:
George B. Sundby
Executive Vice President and
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000
ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE
SAN FRANCISCO, March 13, 2006 — The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high second quarter cash dividend of $0.11 per common share payable on May 8, 2006 to stockholders of record on April 14, 2006. This will be ABM’s 160th consecutive quarterly cash dividend, and is $0.005 (4.8%) above the $0.105 per share quarterly dividend rate declared and paid for the second quarter of 2005.
About ABM Industries
ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security, which includes American Commercial Security (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
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